EXHIBIT F

CONSENT OF MILBANK, TWEED, HADLEY & MCCLOY LLP

CONSENT

We hereby consent to the use of our name in the second paragraph under the heading “Legal Opinions” in the prospectus supplement dated January 17, 2019 to the prospectus dated January 26, 2018 issued pursuant to registration statement no. 333-222149 of Canada.

/s/ Milbank, Tweed, Hadley & McCloy LLP
Milbank, Tweed, Hadley & McCloy LLP

January 24, 2019

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